UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 15, 2012

DEALERTRACK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry Into a Material Definitive Agreement

Item 7.01 Regulation FD Disclosure

Item 8.01. Other Information

Item 9.01. Financial Statements and Exhibits

EXHIBIT INDEX

EX-2.1: STOCK PURCHASE AGREEMENT

EX-99.1: PRESS RELEASE

EX 99.2: INVESTOR SLIDE

Item 1.01            Entry into a Material Definitive Agreement.

On July 15, 2012, DealerTrack, Inc. (“Buyer”), a wholly-owned subsidiary of DealerTrack Holdings, Inc. (”DealerTrack”), the Wayne and Naomi Harris Trust of 2001, dated December 11, 2001 (“Seller”), 1st Auto Transport Directory, Inc., a Delaware corporation (“1st Auto”), and, solely with respect to Section 7.8 and Section 11.4 of the Purchase Agreement, Wayne Harris and Naomi Harris, entered into a Stock Purchase Agreement (the “Purchase Agreement”).  The Purchase Agreement provides for the purchase by Buyer of all issued and outstanding shares (the “Shares”) of capital stock of 1st Auto from Seller (the “Transaction”).  The consideration to be received by Seller in connection with the Transaction consists of $74.0 million in cash, minus certain seller transaction expenses, change in control payments and outstanding indebtedness of 1st Auto, and subject to a working capital adjustment.

The Purchase Agreement contains customary representations, warranties and covenants by Seller, 1st Auto and Buyer, including covenants regarding operation of the business of 1st Auto prior to the closing.  The closing of the Transaction is subject to customary closing conditions.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01             Regulation FD Disclosure.

In connection with the transaction described above, DealerTrack anticipates disclosing to investors the information set forth below, which has not been previously disclosed:

DealerTrack is planning to utilize a 338(h)(10) election for tax purposes in connection with the Transaction with anticipated future tax savings over several years with a present value of approximately $12.0 million.

For the six month ended June 30, 2012 1st Auto’s unaudited revenue was approximately $5.0 million. Substantially all the revenue is subscription based revenue. Over the same period, unaudited net income and adjusted EBITDA was approximately $2.5 million and $2.5 million, respectively.

1st Auto’s annual revenue has grown over 20% each of the last two years.

1st Auto has approximately 30 employees. CentralDispatch.com has over 13,000 subscribers, of which over 4,500 are automotive dealers. DealerTrack expects the integration of 1st Auto’s business into DealerTrack’s existing operations to cost several million dollars and be substantially completed by the end of 2013. As with prior acquisitions, integration costs will be added back to adjusted EBITDA and adjusted net income.

DealerTrack will also post on its web site, www.dealertrack.com, the slide furnished as Exhibit 99.2 to this Current Report on Form 8-K which contains additional information regarding 1st Auto and the Transaction.

The information furnished pursuant to this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of DealerTrack Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01            Other Information.

On July 19, 2012, DealerTrack issued a press release relating to the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding DealerTrack, Buyer, the purchase of the Shares, 1st Auto’s 2012 performance, the timing and cost related to integration of 1st Auto, all other statements in this Current Report on Form 8-K other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different than from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	STOCK PURCHASE AGREEMENT
99.1	PRESS RELEASE
99.2	Investor Slide

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2012

DealerTrack Holdings, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	STOCK PURCHASE AGREEMENT
99.1	PRESS RELEASE
99.2	Investor Slide